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CONSENT  OF  INDEPENDENT  AUDITOR
EXHIBIT  23.1


                                Aaron Stein, CPA,
                               Woodmere, New York



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8, to be filed by National Management Consultants, Inc. of our Auditors' Opinion dated February 6, 2001, accompanying the financial statements of National Management Consultants, Inc., formerly known as Universal Media Holdings, Inc. as of September 31, 2001 and 2000, and to the use of our name under the caption "Experts" in the Prospectus.

/s/ Aaron Stein, CPA
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Certified Public Accountants
Woodmere, New York
December 6, 2002






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